UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2006 (April 19, 2006)

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2838 Woodside Street

Dallas, Texas 75204

(Address of principal executive offices) (Zip Code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 19, 2006, Energy Transfer Partners, L.P. (the “Partnership”) entered into an agreement and plan of merger (the “Agreement”) with Titan Energy Partners LP and Titan Energy GP LLC (together, the “Titan Entities”), pursuant to which the Titan Entities will, subject to satisfaction or waiver of conditions set forth in the Agreement, merge into a wholly-owned subsidiary of the Partnership. The holders of the respective member and partnership interests in the Titan Entities will receive an amount of cash for each of their respective interests, all as set forth in the Agreement. The merger is subject to regulatory approvals and the approval of the limited partners of Titan Energy Partners LP, as well as other customary closing conditions.

The description of the Agreement set forth in this Item 1.01 is qualified in its entirety by the Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Item 8.01. Other Events.

On April 20, 2006, the Partnership issued a press release announcing the signing of the agreement and plan of merger to acquire the interests of Titan Energy Partners LP and Titan Energy GP LLC, as described in Item 1.01 above. A copy of this press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number 10.1 – Agreement and Plan of Merger, dated as of April 19, 2006, among Titan Energy Partners LP, Titan Energy GP LLC, Energy Transfer Partners, L.P., Heritage Marketing, L.P. and Jeffrey A. Brodsky, solely in his capacity as the Titan Representative.

Exhibit Number 99.1 – Press Release dated April 20, 2006 announcing the signing of an agreement and plan of merger to acquire the interests of Titan Energy Partners LP and Titan Energy GP LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

	By:	Energy Transfer Partners GP, L.P., its general partner
	By:	Energy Transfer Partners, L.L.C., its general partner

Date: April 20, 2006	By:	/s/ Ray C. Davis
Ray C. Davis
Co-Chief Executive Officer

	By:	/s/ Kelcy L. Warren
Kelcy L. Warren
Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated as of April 19, 2006, among Titan Energy Partners LP, Titan Energy GP LLC, Energy Transfer Partners, L.P., Heritage Marketing, L.P. and Jeffrey A. Brodsky, solely in his capacity as the Titan Representative

99.1	Press Release dated April 20, 2006 announcing the signing of an agreement and plan of merger to acquire the interests of Titan Energy Partners LP and Titan Energy GP LLC.